Exhibit 99.1

NEWS RELEASE

AT GROUP 1:	Chairman, President and CEO	B.B. Hollingsworth, Jr.	(713) 647-5700

	SVP, CFO and Treasurer	Robert T. Ray	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors/Media	Russell A. Johnson	(713) 513-9515

950 Echo Lane, Suite 100 Houston, TX 77024
FOR IMMEDIATE RELEASE
TUESDAY, SEPT. 21, 2004

GROUP 1 AUTOMOTIVE PARTICIPATES IN THOMAS WEISEL PARTNERS CONFERENCE

HOUSTON, Sept. 21, 2004 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 specialty retailer, announced that executive management has been invited to participate in Thomas Weisel Partners Annual Consumer Conference being held in New York on Sept. 27, 2004, at 8 a.m. ET.

Group 1 Automotive’s participation will predominantly be a moderated Q&A format with no formal presentation. A live audio webcast, with a replay available for 30 days, will be accessible through Group 1’s Web site at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 currently owns 95 automotive dealerships comprised of 141 franchises, 33 brands, and 32 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.